EXHIBIT 10.36
                                  -------------


                            MEMORANDUM OF AGREEMENT

                               (SERVICE CONTRACT)


                                    BETWEEN

                                BRL HARDY LIMITED
                                ACN 008 273 907

                                      AND

                              STEPHEN BRIAN MILLAR

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                            MEMORANDUM OF AGREEMENT
                               (SERVICE CONTRACT)


AGREEMENT     made the 11th day of June 1996

BETWEEN       BRL HARDY LIMITED of Reynell Road, Reynella, South Australia ("BRL
              Hardy")

AND STEPHEN BRIAN MILLAR of 14 Cygnet Street, Novar Gardens, South Australia ("the Executive")


1.   APPOINTMENT AND TERM

     1.1   Until the termination of this Agreement:-

           (a) BRL Hardy will employ the Executive as its Managing Director, and

           (b)   the Executive will serve BRL Hardy in that position.

     1.2 This Agreement is made as of 1 April 1996 and will continue for an initial term of 3 years from that date (subject to the rights of either party to terminate it earlier under this Agreement), and will continue from 1 April 1999 until terminated in accordance with this Agreement.

     1.3 This Agreement replaces the Executive's existing contract of service dated 27 March 1992.

2.   RESPONSIBILITIES

     2.1 The Executive will diligently and faithfully serve BRL Hardy as its Managing Director and will properly exercise all the executive powers ordinarily incidental to that position and any other powers which are conferred upon him by BRL Hardy from time to time.

     2.2 The Executive will report to the Board of BRL Hardy ("the Board") in respect of all matters connected with his appointment under this Agreement.

     2.3 The duties and obligations which the Executive has to BRL Hardy under this Agreement or at law and any other duties which may reasonably be required of him at any time by BRL Hardy will be performed by him at BRL Hardy's head office at Reynella and at such other places as may be required for their proper performance, and BRL Hardy will provide the Executive with such facilities and assistance as he may reasonably require for their proper performance.

     2.4 The Executive will use his best endeavours to promote the interests and welfare of the business of BRL Hardy and will conform with all proper and reasonable instructions that may be given to him from time to time by the Board.

     2.5 Unless absent on leave or through illness or injury, the Executive will devote the whole of his time and attention during normal working hours, and at such other times as may be reasonably necessary, to the performance of his duties.

     2.6 For as long as this agreement continues, the Executive will not, without the prior consent of BRL Hardy:

           (a) enter into the service of or be employed in any other capacity or for any other purpose whatever by any person, firm or corporation other than BRL Hardy or another company in the BRL Hardy Group of companies; nor

           (b) be engaged or concerned in the direction, management or control of any business other than the business of BRL Hardy and the BRL Hardy group of companies.

3.   CONFIDENTIALITY

     3.1 Except in the course of his duties, the Executive must not at any time disclose to any person any information relating to BRL Hardy or the Group or to its customers or employees or any trade secrets of which he may become possessed during the term of this agreement.

     3.2 These obligations will continue to apply, notwithstanding the termination of the Executive's employment and without limit in time, but will cease to apply to any information which may come into the public domain.

4.   REMUNERATION

     4.1 The Executive is entitled to annual remuneration on the basis of the salary package described in the table below.

           Component                               $
           ---------                           ---------

           Base Salary                         $300,000

           Superannuation Contributions
           @ 20% of base salary                see clause 5

           Motor Vehicle                       see clause 6

           Additional benefits                 see clause 7

     4.2   The  Executive's  base  salary  will   be  paid  by equal fortnightly
           instalments or in  such  other  manner  as  may be  mutually  agreed.

     4.3 On 1 April each year, commencing on 1 April 1997, the Executive's base salary will be reviewed by the Board, with a view to adjusting the salary upwards in accordance with salary standards in the wine industry. The Executive's base salary will not be reduced during the term of this Agreement.

5.   SUPERANNUATION

     5.1 BRL Hardy undertakes to contribute for and on behalf of the Executive to the BRL Hardy Superannuation Fund or to any other fund from time to time kept by BRL Hardy for the benefit of its employees for so long as the Executive remains in the employment of BRL Hardy.

     5.2 The contributions to be made by BRL Hardy must be maintained at least at the levels presently applying to the Executive.

6.   MOTOR VEHICLE

     6.1 BRL Hardy will provide the Executive with a fully maintained motor vehicle for use during the course of his employment in accordance with BRL Hardy's Motor Vehicle Policy.

     6.2 BRL Hardy will pay only those costs incurred in running and maintaining the motor vehicle which are consistent with that policy.

7.   ADDITIONAL BENEFITS

     In addition to the foregoing salary and benefits, BRL Hardy will continue provide a wine allowance and additional benefits to the Executive which are to be maintained at least at current levels.

8.   EXPENSES

     BRL Hardy will pay to or for the Executive:

     8.1 all telephone expenses (both business and private), and all reasonable out of pocket expenses incurred by him in connection with the business of BRL Hardy, including expenses of entertaining and travelling.

     8.2 all relocation expenses for the Executive and the Executive's family and any other associated cost and expenses where it is necessary for the Executive to change his place of residence in order to carry out his duties.

9.   ANNUAL LEAVE

     9.1 The Executive will be entitled to four weeks' leave in each year to be taken at a time or times approved by the Chairman of the Board.

     9.2 Annual leave not taken will accrue for the benefit of the Executive, but accrued leave is not to exceed 20 weeks without the approval of the Board.

10.  DISMISSAL

     10.1  If the Executive:-

           (a) is guilty of any gross misconduct in relation to the business or affairs of BRL Hardy; or

           (b) wilfully or unreasonably refuses or fails to perform his major duties; or

           (c)   neglects to perform his major duties,

           then, after due warning by the Board and consultation with the Chairman, BRL Hardy may dismiss the Executive without notice or payment in lieu of notice.

     10.2 If dismissed under sub-clause 10.1 above, the Executive is not entitled to the termination payment referred to in sub-clause 11.3. The question whether there should be any termination payment made, and if so what amount, will be decided by the Board, but if the dismissal is under sub-clause 10.1(c), the minimum termination payment will be equivalent to two thirds of the total payment to which the Executive would have been entitled if his employment had been terminated under clause 11.

     10.3 The Executive's employment may not be terminated under this clause 10 without the prior approval of the Board.

     10.4 Nothing in this clause 10 restricts or limits the remedies to which the Executive may have recourse at law for breach of contract or otherwise.

11.  TERMINATION BY BRL HARDY

     11.1 BRL Hardy may terminate this Agreement at any time by giving notice in writing to the Executive.

     11.2  The period of notice given must be at least 3 months.

     11.3 Upon a notice of termination taking effect, BRL Hardy must pay to the executive a termination payment (in addition to any remuneration payable during the period of notice) equivalent to twice the Executive's total annual remuneration entitlement at the date the notice was given.

     11.4 The Executive's total remuneration entitlement includes the salary package described in sub-clause 4.1 and all other benefits provided under this Agreement.

     11.5 In lieu of the period mentioned in sub-clause 11.2 above, BRL Hardy may elect to give a shorter period of notice, but must pay to the Executive an amount equal to the Executive's total remuneration entitlement for the balance of the 3 month period in lieu of notice, in addition to any entitlement under sub-clause 11.3.

     11.6 This clause 11 does not apply if the Executive is dismissed under sub-clause 10.1 of this Agreement, or if the Executive terminates this Agreement by giving notice under sub-clause 12.1.

12.  TERMINATION BY THE EXECUTIVE

     12.1 The Executive may terminate this Agreement by giving notice in writing to BRL Hardy.

     12.2 The minimum period of notice required to be given by the Executive is 3 months or such shorter period as may be agreed.

     12.3 The Executive is also entitled to terminate this agreement without notice if BRL Hardy fails to observe any of the provisions of this Agreement, and fails to remedy such failure within a reasonable period of time after the Executive has requested the failure to be remedied. Termination under this sub-clause does not affect any rights which the Executive has to compensation for breach of contract.

13.  REDUNDANCY

     13.1 If the Executive's employment as Managing Director ceases because his position has become redundant as a result of:

           (a) a restructuring of the organisation of BRL Hardy or the BRL Hardy Group of companies; or

           (b) any merger or amalgamation of BRL Hardy or its principal business with another company or business; or

           (c) any total or partial take-over of BRL Hardy (including a total or partial take-over of the issued capital of BRL Hardy; or

           (d) the sale or disposal of the whole or part of the undertaking of BRL Hardy; or

           (e)  any other cause,

           the Executive will promptly be given notice of redundancy by BRL Hardy in writing. Such notice is to be taken for the purposes of this Agreement, to be a notice of termination given under sub-clause
           11.1 and the other provisions of Clause 11 will then apply.

     13.2  If in the circumstances described in sub-clause 13.1:

           (a) no such notice is given within 7 days of the Executive's position becoming redundant; or

           (b)  the  Executive ceases  to be required  to carry out  the  duties
                and   obligations  ordinarily  incidental  to  the  position  of
                Managing Director; or

           (c) the Executive is required to change his usual place of residence in order to properly perform his duties,

           the Executive may within three months of the occurrence of any of these events give notice of resignation.

     13.3 A notice of resignation given under sub-clause 13.2 has the same effect as if BRL Hardy had given notice of termination to the Executive under sub-clause 11.1 and the other provisions of Clause 11 will then apply. For the purposes of this sub-clause such notice of resignation will have been properly given to BRL Hardy if delivered in writing to the registered office of BRL Hardy.

     13.4 All payments made to the Executive under clause 11 as a consequence of the receipt by the Executive of a notice of redundancy under sub-clause 13.1 or of the giving by the Executive of a notice of resignation under sub-clause 13.2 (other than for accrued leave entitlements) are to be considered payments in respect of redundancy.

14.   COSTS

      The costs of preparation, executing and stamping this Agreement will be paid by BRL Hardy.

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EXECUTED AS AN AGREEMENT by BRL Hardy and the Executive on the date appearing at the beginning of this Agreement.


Signed for and on behalf of     )
BRL HARDY LIMITED               )
by IRA JOHN PENDRIGHAM          )       /s/ Ira John Pendrigham
CHAIRMAN                        )       ----------------------------
in the presence of:             )


Signed by                       )
STEPHEN BRIAN MILLAR            )       /s/ Stephen Brian Millar
in the presence of:             )       ----------------------------


                                                                     CLAYTON UTZ

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